Exhibit 99.1

Oragenics, Inc. Announces Pricing of Public Offering

September 4, 2024

SARASOTA, Fla.—(BUSINESS WIRE) — Oragenics, Inc. (NYSE American: OGEN), a company focused on developing unique, intranasal pharmaceuticals for the treatment of neurological disorders, today announced that it has entered into a placement agency agreement for the purchase and sale of 8,106,584 shares of its common stock (or pre-funded warrants in lieu thereof) at an offering price of $0.55 per share (or $0.549 per pre-funded warrant in lieu thereof). The closing of the public offering is expected to occur on or about September 5, 2024, subject to the satisfaction of customary closing conditions.

The gross proceeds of the offering are anticipated to be approximately $4.45 million before deducting placement agent fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund the continued development of its ONP-002 product candidate and for general corporate purposes and working capital.

Dawson James Securities, Inc. is acting as the sole placement agent for the offering.

The offering is being made pursuant to a registration statement on Form S-1 (File No. 333-281618), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 16, 2024, and declared effective on September 3, 2024. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC and will be available on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from Dawson James Securities, Inc., 101 North Federal Highway, Suite 600, Boca Raton, FL 33432, or by telephone at (561) 391-5555, or by email at investmentbanking@dawsonjames.com. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering, which will provide more information about Oragenics and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oragenics

Oragenics is a development-stage biotechnology company focused on nasal delivery of pharmaceutical medications in neurology and fighting infectious diseases, including drug candidates for treating mild traumatic brain injury (mTBI), also known as concussion, and for treating Niemann Pick Disease Type C (NPC), as well as proprietary powder formulation and an intranasal delivery device. For more information, please visit www.oragenics.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including those relating to the completion of the public offering, the satisfaction of customary closing conditions, the intended use of proceeds from the public offering and other statements that are predictive in nature. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those described in our Form 10-K and other filings with the U.S. Securities and Exchange Commission. All information set forth in this press release is as of the date hereof. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.

Oragenics, Inc.

Janet Huffman, Chief Financial Officer

813-286-7900

jhuffman@oragenics.com